UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2009

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23415	22-3062052
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4538 S. 140th Street, Omaha, Nebraska 68137
(Address of principal executive offices, including Zip Code)

(402) 614-0258
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.        Other Events.

On October 27, 2008, Gabriel Technologies Corporation (the “Company”) reported on Form 8-K that the Company had filed a lawsuit in the U.S. District Court for the Southern District of California, San Diego Division, against Qualcomm, Inc. (“Qualcomm”) and certain other defendants (the “Qualcomm Lawsuit”) on behalf of itself and the Company’s wholly-owned subsidiary, Trace Technologies, LLC (“Trace”).  The Qualcomm Lawsuit alleges that Qualcomm and its subsidiary, SnapTrack, Inc., wrongly appropriated valuable intellectual property that was developed as part of a joint development agreement with Locate Networks, Inc.  Rights under the joint development agreement were acquired by Trace.

On February 19, 2009, the Company retained the law firm of Munck Carter, LLP to continue its representation in the further prosecution of the Qualcomm Lawsuit.  Munck Carter, LLP is a technology focused law firm headquartered in Dallas, Texas, with a branch office in Marshall, Texas.  The firm provides full-service counsel to technology companies and other companies that require legal representation on complex matters. As of February 6, 2009, all named defendants in the Qualcomm Lawsuit had received service of process.  Qualcomm and the other named defendants must answer or otherwise plead to the claims made in the Qualcomm Lawsuit no later than March 20, 2009.

The information contained in Item 8.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Dated: March 6, 2009	By:	/s/ Ronald Gillum
Ronald E. Gillum, Jr. President and Chief Operating Officer